                                                                               .
                                                                               .
                                                                               .

EXHIBIT 21

                           Subsidiaries of the Company

Subsidiary                                              Jurisdiction of Incorporation
----------                                              -----------------------------
EPT DownREIT, Inc.                                               Missouri
EPT DownREIT II, Inc.                                            Missouri
3 Theatres, Inc.                                                 Missouri
Megaplex Holdings, Inc.                                          Missouri
Megaplex Nine, Inc.                                              Missouri
Cantera 30 Theatre, Inc.                                         Delaware
Cantera 30 Theatre, L.P.                                         Delaware
Megaplex Four, Inc.                                              Missouri
Westcol Holdings, LLC                                            Delaware
Westcol Theatre, LLC                                             Delaware
Westcol Center, LLC                                              Delaware
Westcol Corp                                                     Delaware
Theatre Sub, Inc.                                                Missouri
30 West Pershing, LLC                                            Missouri
EPR Hialeah, Inc.                                                Missouri
EPT Waterparks, Inc.                                             Missouri
Flik, Inc.                                                       Delaware
Flik Depositor, Inc.                                             Delaware
Tampa Veterans 24, Inc.                                          Delaware
Tampa Veterans 24, L.P.                                          Delaware
EPT New Roc GP, Inc.                                             Delaware
EPT New Roc, LLC                                                 Delaware
New Roc Associates, L.P.                                         New York
EPR Canada, Inc.                                                 Missouri
EPR North Trust                                                  Delaware
Kanata Entertainment Holdings, Inc.                              New Brunswick
Oakville Entertainment Holdings, Inc.                            New Brunswick
Mississauga Entertainment Holdings, Inc.                         New Brunswick
Whitby Entertainment Holdings, Inc.                              New Brunswick
EPT Melbourne, Inc.                                              Missouri
EPR TRS Holdings, Inc.                                           Missouri
EPR TRS I, Inc.                                                  Missouri
EPR TRS II, Inc.                                                 Missouri
EPT Kalamazoo, Inc.                                              Missouri

                                       74